Exhibit 10.52

AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Executive Employment Agreement (“Amendment Agreement”) is entered into as of April 15, 2016 (the “Effective Date”) by and between OmniComm Systems, Inc. (the “Company”) and Cornelis F. Wit (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated June 1, 2002 (“Agreement”), which was subsequently amended by Amendment to the Employment Agreement on August 22, 2003 (“Amendment No. 1” and collectively with the Agreement, the “Employment Agreement”), and

WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated in this Amendment Agreement as if fully set forth below, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.

Section 2 of the Employment Agreement is hereby amended as follows (i) deleting the first sentence and replacing said sentence to read as follows: “2. Term and Termination. This Agreement shall commence on January 1, 2016 for a term of one-year and shall automatically renew for successive one-year terms unless terminated by:”, (ii) the separate subsection (a) shall be deleted entirely, and subsections (b), (c) and (d) shall be reordered as (a), (b) and (c), and (iii) deleting the carry-over sentence following the reordered subsections and replacing said sentence to read as follows: “The exercise of the Company’s or the Executive’s right to terminate this Agreement pursuant to clause (b) or (c) hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party in respect of the breach giving rise to such termination.”

2.

Section 3(a) of the Employment Agreement is hereby amended by deleting the provisions therein and replacing said provisions to read as follows: “During the term of his employment, the Company shall pay the Executive an annual salary of $315,150. The Executive’s salary may be paid in the form of cash and/or stock, as agreed upon by the parties. This amount may be increased at the discretion of the Board of Directors or to compensate for annual cost of living increases.”

3.

Section 3(b) of the Employment Agreement is hereby amended by deleting the sentence and replacing said sentence to read as follows: “During the term of his employment, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent the Executive is eligible to participate thereunder.”

4.

Section 3 of the Employment Agreement is hereby amended by adding a new subsection as 3(e) to read as follows: “The Company shall also pay the Executive a bonus based upon achieving operating results set forth in a particular calendar year. The Executive shall be entitled to receive a bonus to be agreed upon by the Executive and the Company’s Board of Directors. The Company’s Board of Directors and the Executive shall agree upon the operating results and if the Executive meets the conditions, he shall be paid 30 days after the end of the Company’s calendar year.”

5.

Section 11 of the Employment Agreement is hereby amended by deleting the provisions therein and replacing the provisions to read as follows: “Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by nationally recognized overnight delivery service or by registered mail to the Company at its then principle executive offices or to the Executive at his address of record contained in the Company’s personnel records, or as updated by any notification of change of address from the United States Postal Service.

6.	Exhibit A of the Employment Agreement is hereby amended by deleting the third paragraph, (describing options to be issued for revenues generated) entirely.

7.	Except as expressly provided in this Amendment Agreement, other terms, conditions and provisions of the Employment Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date set forth in the first paragraph above.

OmniComm Systems, Inc.

By:	/s/ Randall G. Smith
Randall G. Smith, Chairman and CTO

Executive

/s/ Cornelis F. Wit
Cornelis F. Wit